Exhibit 99.1

RealNetworks, Inc. Announces Pricing of Public Offering of Common Stock

SEATTLE, April 27, 2021 — RealNetworks, Inc. (NASDAQ: RNWK) (“RealNetworks”) today announced that it has priced its previously announced underwritten public offering of an aggregate of 8,250,000 shares of its common stock at a price to the public of $2.70 per share pursuant to its existing shelf registration statement, for gross proceeds of $22,275,000. RealNetworks has also granted to the underwriter of the offering a 30-day option to purchase up to an additional 1,237,500 shares of common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. RealNetworks intends to use the net proceeds of the offering for working capital and general corporate purposes. This offering is expected to close on or about April 29, 2021, subject to satisfaction of customary closing conditions.

Lake Street Capital Markets, LLC is acting as the sole book-running manager for the offering.

A shelf registration statement on Form S-3 relating to the common stock offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on April 15, 2021. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC on April 26, 2021 and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus, may also be obtained from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 2nd Ave South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About RealNetworks

Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real’s business and product portfolio includes the Kontxt semantic analysis platform and SAFR (www.safr.com), which is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. For information about all of our products, visit www.realnetworks.com.

RealNetworks is a registered trademark of RealNetworks, Inc. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among other things, statements regarding RealNetworks’ expectations on the timing, size and completion of the offering, the amount of proceeds expected from the offering and the anticipated use of proceeds therefrom. These forward-looking statements are distinguished by use of words such as “may,” “expect,” “will,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not RealNetworks will be able to consummate the offering of common stock described herein, including due to the satisfaction of customary closing conditions and prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally, including the impact of COVID-19. Additional risks and uncertainties relating to the proposed offering, RealNetworks and its business can be found under the heading “Risk Factors” in RealNetworks’ most recent periodic, quarterly and annual reports filed with the SEC and in the preliminary prospectus supplement and accompanying prospectus relating to the offering to be filed with the SEC. RealNetworks assumes no duty or obligation to update or revise any forward-looking statements for any reason.

For More Information:

Investor Relations for RealNetworks

Kimberly Orlando, Addo Investor Relations

310-829-5400

IR@realnetworks.com

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SOURCE RealNetworks, Inc.